   Exhibit 10.5

CANCELLATION AGREEMENT

CANCELLATION AGREEMENT, dated as of August 31, 2007 (this “Agreement”), by and among, RUSSOIL CORPORATION, a Nevada corporation (the “Company”), and SILVESTRE HUTCHINSON (“Hutchinson”).

BACKGROUND

The Company had entered into a Share Exchange Agreement with Smolenergy, the Gorstovoye Holder and the Stockholders named therein, dated as of August 31, 2007, pursuant to which the Company is going to acquire from the Stockholders named therein all of the issued and outstanding capital stock of OJSE Smolenergy, a Corporation formed under the laws of the Russian Federation (“Smolenergy”) in exchange for an aggregate amount of 110,000,000 shares of the Company's Common Stock (the “Share Exchange Transaction”) to the Gorstovoye Holder, who will cancel all indebted of Smolenergy to him arising from Smolenergy’s acquisition of 51% of the membership interest in “Gorstovoye” LLC.

It is a condition precedent to the consummation of the Share Exchange Transaction that Hutchinson enters into this Agreement which will effectuate the cancellation of 242,000,000 shares (the “Subject Shares”) of Common Stock of the Company held by Hutchinson.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Cancellation of Subject Shares. Hutchinson has delivered to the Company for cancellation stock certificates representing the Subject Shares along with duly executed medallion guaranteed stock powers covering the Subject Shares and hereby irrevocably instructs the Company and the Company's transfer agent to cancel the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that Hutchinson shall no longer have any interest in the Subject Shares whatsoever. The Company shall immediately deliver to the Company's transfer agent irrevocable instructions providing for the cancellation of the Subject Shares.

2. Representations by Hutchinson.

(a) Hutchinson owns the Subject Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. Hutchinson has sole control over the Subject Shares or sole discretionary authority over any account in which they are held.

(b) Except for the Subject Shares, Hutchinson has no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire securities, including equity or debt securities, of the Company, although he will retain 250,000 shares of the Company’s common stock.

(c) Hutchinson has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hutchinson and constitutes a valid, binding obligation of Hutchinson, enforceable against him in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

  3. Miscellaneous. All representations, warranties and agreements in this Agreement shall survive the date hereof until the expiration of the applicable statute of limitations. This Agreement shall be binding upon the parties' their respective successors, representatives, heirs and estate, as applicable. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the conflicts of law principles thereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RUSSOIL CORPORATION

By:	/s/ Silvestre Hutchinson
Name: Silvestre Hutchinson
Title: President

SILVESTRE HUTCHINSON

By:	/s/ Silvestre Hutchinson
Silvestre Hutchinson